As filed with the Securities and Exchange Commission on November 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

REDWOOD TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place, Suite 300

Mill Valley, CA  94941

(Address of principal executive offices) (Zip code)

Redwood Trust, Inc. Amended and Restated Executive Deferred Compensation Plan

(Full title of the plan)

_____________

Christopher J. Abate Chief Executive Officer Redwood Trust, Inc. One Belvedere Place, Suite 300 Mill Valley, CA 94941 (415) 389-7373	Copies to: William J. Cernius, Esq. Brian D. Paulson, Esq. J. Ross McAloon, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 (714) 540-1235
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☒	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company
						☐	Emerging growth company

  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

By registration statements on Form S-8 (File Nos. 333-197990 and 333-229985) filed with the Securities and Exchange Commission (the “Commission”), Redwood Trust, Inc., a Maryland corporation (the “Company”), previously registered an aggregate of 300,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance from time to time in connection with the Redwood Trust, Inc. Amended and Restated Executive Deferred Compensation Plan (as amended, the “Plan”). Under this registration statement, the Company is registering an additional 200,000 shares of Common Stock reserved for issuance from time to time in connection with the Plan.

Pursuant to General Instruction E. of Form S-8, the content of the above-referenced prior registration statement is incorporated into this registration statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 25, 2022;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed on May 6, 2022, August 5, 2022 and November 7, 2022, respectively;
(3)	Our Current Reports on Form 8-K, filed with the SEC on January 27, 2022, March 7, 2022, May 27, 2022, June 6, 2022, June 7, 2022, June 9, 2022 (solely with respect to Items 1.01, 2.03, 3.02, 8.01 and 9.01) and June 21, 2022;

(4)	Our Definitive Proxy Statement with respect to the 2022 Annual Meeting of Stockholders, filed on March 30, 2022 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K);

(5)	The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021, including any amendment or report filed with the SEC for the purpose of updating such description; and

(6)	All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities covered hereby then remaining unsold, are deemed to be incorporated by reference in this registration statement and are a part hereof from the date of filing of such documents.

Any information that we later file with the Commission will automatically update and supersede the information and statements contained in a document incorporated or deemed to be incorporated by reference herein. Any such information or statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this registration statement. Under no circumstances will any information “furnished” to the Commission pursuant to applicable rules and regulations be deemed incorporated herein by reference unless such information expressly provides to the contrary.

Item 8.	Exhibits.

4.1	Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1, filed on August 6, 2008) (File No. 001-13759)

4.1.1	Articles Supplementary of the Registrant, effective August 11, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.1, filed on August 6, 2008) (File No. 001-13759)

4.1.2	Articles Supplementary of the Registrant, effective August 14, 1995 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.2, filed on August 6, 2008) (File No. 001-13759)

4.1.3	Articles Supplementary of the Registrant, effective August 9, 1996 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.3, filed on August 6, 2008) (File No. 001-13759)

4.1.4	Certificate of Amendment of the Registrant, effective June 30, 1998 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.4, filed on August 6, 2008) (File No. 001-13759)

4.1.5	Articles Supplementary of the Registrant, effective April 10, 2003 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.5, filed on August 6, 2008) (File No. 001-13759)

4.1.6	Articles of Amendment of the Registrant, effective June 12, 2008 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.6, filed on August 6, 2008) (File No. 001-13759)

4.1.7	Articles of Amendment effective May 19, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2009) (File No. 001-13759)

4.1.8	Articles of Amendment effective May 24, 2011 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 20, 2011) (File No. 001-13759)

4.1.9	Articles of Amendment effective May 18, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2012) (File No. 001-13759)

4.1.10	Articles of Amendment effective May 16, 2013 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2013) (File No. 001-13759)

4.1.11	Articles of Amendment effective May 15, 2019 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 17, 2019) (File No. 001-13759)

4.1.12	Articles of Amendment effective June 15, 2020 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on June 15, 2020) (File No. 001-13759)

4.2.1	Amended and Restated Bylaws, as adopted on November 2, 2022 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, Exhibit 3.2.1, filed on November 7, 2022) (File No. 001-13759)

4.3	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996) (File No. 333-08363)

4.4	Redwood Trust, Inc. Amended and Restated Executive Deferred Compensation Plan (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 10.1, filed on January 14, 2009) (File No. 001-13759)

4.5	First Amendment to Redwood Trust, Inc. Amended and Restated Executive Deferred Compensation Plan (Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, Exhibit 10.15, filed on February 26, 2014) (File No. 001-13759)

4.6	Second Amendment to Redwood Trust, Inc. Amended and Restated Executive Deferred Compensation Plan (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, Exhibit 10.1, filed on November 8, 2018)

4.7	Third Amendment to Redwood Trust, Inc. Amended and Restated Executive Deferred Compensation Plan (Incorporated by reference to the Registrant's Current Report on Form 10-Q for the quarter ended September 30, 2022, Exhibit 10.1, filed on November 7, 2022)

5.1	Opinion of Venable LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to this registration statement)

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on November 7, 2022.

REDWOOD TRUST, INC.

By:	/s/ Christopher J. Abate
Name: Christopher J. Abate
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Christopher J. Abate and Andrew P. Stone and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Christopher J. Abate	Director and Chief Executive Officer	November 7, 2022
Christopher J. Abate	(Principal Executive Officer)

/s/ Brooke E. Carillo	Chief Financial Officer	November 7, 2022
Brooke E. Carillo	(Principal Financial Officer)

/s/ Collin L. Cochrane	Chief Accounting Officer	November 7, 2022
Collin L. Cochrane	(Principal Accounting Officer)

/s/ Greg H. Kubicek	Director, Chair of the Board	November 7, 2022
Greg H. Kubicek

/s/ Armando Falcon	Director	November 7, 2022
Armando Falcon

/s/ Douglas B. Hansen	Director	November 7, 2022
Douglas B. Hansen

/s/ Debora D. Horvath	Director	November 7, 2022
Debora D. Horvath

/s/ George W. Madison	Director	November 7, 2022
George W. Madison

/s/ Georganne C. Proctor	Director	November 7, 2022
Georganne C. Proctor

/s/ Dashiell I. Robinson	Director and President	November 7, 2022
Dashiell I. Robinson

/s/ Faith A. Schwartz	Director	November 7, 2022
Faith A. Schwartz